Exhibit 99.1

Contact: Eva Schmitz Douglas
Phone:	(812) 962-5011
Cell:	(812) 431-7177

FOR IMMEDIATE RELEASE

Accuride Corporation to Acquire
Transportation Technologies Industries, Inc.

Combined Company Expects to Become One of the Predominant Suppliers
 to the Heavy/Medium Commercial Vehicle Industry

EVANSVILLE, Ind. – Dec. 27, 2004 – Accuride Corporation, North America’s largest manufacturer and supplier of wheels for heavy/medium trucks and trailers, today announced that it has signed a definitive agreement to acquire Transportation Technologies Industries, Inc. (TTI), one of the largest North American manufacturers of truck components for the heavy and medium-duty trucking industry. The common stock of both companies is privately held.

Upon completion of the merger, the combined company will offer the trucking industry a one-stop component sourcing solution and expects to become one of the predominant suppliers to the heavy/medium commercial vehicle industry.

Pursuant to the merger agreement, the existing stockholders of Accuride will own 65% of the common stock of the combined entity while the existing stockholders of TTI will own 35% of the common stock, with contingent stock which could allow them to receive an additional 3% of the common stock of the combined entity, based upon certain performance achievements.  The transaction, which is subject to customary closing conditions, is expected to be completed in January 2005.

Terry Keating, Accuride’s current President and Chief Executive Officer (CEO), will serve as President and CEO of the combined company.

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“Going forward, the combined company has the potential to be even stronger than its parts are today,” said Keating.  “Accuride and TTI are leading brand names in the industry, with solid reputations.  We expect that this merger will lead to increased strategic opportunities to grow our business that will benefit customers, employees, suppliers, and the communities in which we do business.”

“We believe the excellent market positions and management of the individual companies creates a strong foundation for success,” said James H. Greene, Jr., a Member of Kohlberg Kravis Roberts & Co., which has a controlling interest in Accuride. “The resulting synergies are expected to yield increased product offerings, enhanced financial performance, and the potential for improved long-term growth as a true industry leader.”

As a part of the acquisition, the companies expect that Accuride’s outstanding senior bank debt, as well as TTI’s senior bank debt and subordinated debt, will be refinanced with new senior bank debt to be provided by a syndicate of banks led by Citigroup Global Markets Inc. and Lehman Brothers Inc., as joint lead arrangers and UBS Securities LLC as documentation agent.  In addition, Accuride’s subordinated indebtedness is expected to be refinanced depending on market conditions.  Lehman Brothers acted as exclusive financial advisor to Accuride in the proposed acquisition.

Accuride Corporation is North America’s largest manufacturer and supplier of wheels for heavy/medium trucks and trailers.  The Company offers the broadest product line in the North American heavy/medium wheel industry and is the only North American manufacturer and supplier of both steel and forged aluminum heavy/medium wheels.  Accuride Corporation also produces wheels for buses, commercial light trucks, pick-up trucks, sport utility vehicles, and vans.  Accuride Corporation has steel wheel operations in Henderson, Kentucky; London, Ontario, Canada; and Monterrey, Mexico.  Accuride has aluminum wheel operations in Erie, Pennsylvania, and Cuyahoga Falls, Ohio.  Accuride is also involved in a commercial tire and wheel assembly joint venture in Springfield, Ohio.  For more information, visit Accuride’s website at http://www.accuridecorp.com.

TTI manufactures truck components for the North American heavy- and medium-duty truck industries, including the bus and specialty vehicle markets. TTI designs, manufactures and markets a portfolio of truck components, including wheel-end components and assemblies, truck body and chassis parts, seating assemblies and other truck components. TTI’s products are marketed under its brand names, which include Gunite, Imperial, Bostrom, Fabco and Brillion.  For more information, visit TTI’s website at http://www.tti-inc.com.

Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations, hopes, beliefs and intentions on strategies regarding the future and statements related to the effect of the TTI acquisition on Accuride’s future results.  It is important to note that the Company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including but not limited to, the ability to successfully integrate the above described acquisition, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings.  Accuride assumes no obligation to update the information included in this release.

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